SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2021

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Share Purchase Agreement

On January 6, 2021, Walgreens Boots Alliance Inc. (the “Company”) entered into a Share Purchase Agreement (the “Share Purchase Agreement” and together with the transactions contemplated thereby, the “Transaction”) with AmerisourceBergen Corporation (“AmerisourceBergen”). In connection with the Transaction, the Company and AmerisourceBergen also agreed to (i) a three-year extension through 2029 of the US pharmaceutical distribution agreement pursuant to which branded and generic pharmaceutical products are sourced from AmerisourceBergen in the U.S., (ii) a three-year extension of the agreement, that provides AmerisourceBergen the ability to access generics pharmaceutical products through Walgreens Boots Alliance Development GmbH, the Company’s global sourcing enterprise, (iii) a distribution agreement pursuant to which AmerisourceBergen will supply branded and generic pharmaceutical products to the Company’s Boots UK business following the closing of the Transaction and (iv) explore a series of strategic initiatives designed to create incremental growth and efficiencies in sourcing, logistics and distribution.

Pursuant to the terms and subject to the conditions set forth in the Share Purchase Agreement, AmerisourceBergen will purchase the majority of the Company’s Alliance Healthcare business (the “Business”) for approximately $6.5 billion, comprised of $6.275 billion in cash, subject to certain purchase price adjustments, and 2 million shares of AmerisourceBergen common stock. AmerisourceBergen expects to fund the cash purchase price through a combination of cash on hand and new debt financing, and has obtained $3.025 billion in bridge financing commitments in connection with the Transaction. Alliance Healthcare’s investments in China and Italy and its operations in Germany are not part of the Transaction. The Company will account for the Transaction as a business disposition and report the financial results of the Business as discontinued operations beginning in the second quarter of fiscal year 2021.

The foregoing description of the Share Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The representations, warranties and covenants in the Share Purchase Agreement were made solely for the benefit of the parties to the Share Purchase Agreement for the purpose of allocating contractual risk between those parties, and do not establish these matters as facts. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company, ABC or any of their respective subsidiaries or affiliates.

A&R Shareholders Agreement

In connection with the closing of the Transaction, the Company and AmerisourceBergen will enter into an Amended and Restated Shareholders Agreement (the “A&R Shareholders Agreement”), which amends and restates in its entirety the existing Shareholders Agreement of AmerisourceBergen, dated March 18, 2013 (the “Existing Shareholders Agreement”). The A&R Shareholders Agreement, among other things, increases by 1% the percentage of outstanding AmerisourceBergen Common Stock which the Company and its affiliates are permitted to hold.

The foregoing description of the changes between the Existing Shareholders Agreement and the A&R Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of A&R Shareholders Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01.

On January 6, 2021, the Company and AmerisourceBergen issued a joint press release announcing the execution of the Share Purchase Agreement, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

2.1	Share Purchase Agreement, dated as of January 6, 2021, by and between Walgreens Boots Alliance, Inc., and AmerisourceBergen Corporation*

10.1	Form of Amended and Restated AmerisourceBergen Shareholders Agreement, between AmerisourceBergen Corporation and Walgreens Boots Alliance, Inc.

99.1	Press Release issued by Walgreens Boots Alliance, Inc. on January 6, 2021

104	Cover Page Interactive Data File (formatted as inline XBRL)

*

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K and Walgreens Boots Alliance, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.

Cautionary Note Regarding Forward-Looking Statements

All statements in this report that are not historical including, without limitation, those regarding estimates of and goals for future tax, financial and operating performance and results, the expected execution and effect of our business strategies, the potential impacts on our business of the spread and effects of the COVID-19 pandemic, our cost-savings and growth initiatives, pilot programs, strategic partnerships and initiatives, the closing of the sale of certain pharmaceutical wholesale operations to AmerisourceBergen, and restructuring activities and the amounts and timing of their expected impact and the delivery of annual cost savings are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “pilot,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “aim,” “continue,” “sustain,” “synergy,” “transform,” “accelerate,” “model,” “long-term,” “on track,” “on schedule,” “headwind,” “tailwind,” “believe,” “seek,” “estimate,” “anticipate,” “upcoming,” “to come,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated, including, but not limited to, those relating to the spread and impacts of COVID-19, the impact of private and public third-party payers’ efforts to reduce prescription drug reimbursements, fluctuations in foreign currency exchange rates, the timing and magnitude of the impact of branded to generic drug conversions and changes in generic drug prices, our ability to realize synergies and achieve financial, tax and operating results in the amounts and at the times anticipated, the inherent risks, challenges and uncertainties associated with forecasting financial results of large, complex organizations in rapidly evolving industries, particularly over longer time periods, and during periods with increased volatility and uncertainties, our supply, commercial and framework arrangements and transactions with AmerisourceBergen and their possible effects, the risks associated with the company’s equity method investment in AmerisourceBergen, circumstances that could give rise to the termination, cross-termination or modification of any of our contractual obligations, the amount of costs, fees, expenses and charges incurred in connection with strategic transactions, whether the costs and charges associated with restructuring initiatives will exceed estimates, our ability to realize expected savings and benefits from cost-savings initiatives, restructuring activities and acquisitions and joint ventures in the amounts and at the times anticipated, the timing and amount of any impairment or other charges, the timing and severity of cough, cold and flu season, risks relating to looting and vandalism in regions in which we operate and the scope and magnitude of any property damage, inventory loss or other adverse impacts, risks related to pilot programs and new business initiatives and ventures generally, including the risks that anticipated benefits may not be realized, changes in management’s plans and assumptions, the risks associated with governance and control matters, the ability to retain key personnel, changes in economic and business conditions generally or in particular markets in which we participate, changes in financial markets, credit ratings and interest rates, the risks relating to the terms, timing, and magnitude of any share repurchase activity, the risks associated with international business operations, including the risks associated with the withdrawal of the United Kingdom from the European Union and international trade policies, tariffs, including tariff negotiations between the United States and China, and relations, the risks associated with cybersecurity or privacy breaches related to customer information, changes in vendor, customer and payer relationships and terms, including changes in network participation and reimbursement terms and the associated impacts on volume and operating results, changes in pharmaceutical manufacturers’ pricing or distribution policies or practices, risks related to competition, including changes in market dynamics, participants, product and service offerings, retail formats and competitive positioning, risks associated with new business areas and activities, risks associated with acquisitions, divestitures, joint ventures and strategic investments, including those relating to the asset acquisition from Rite Aid and the sale of certain pharmaceutical wholesale operations to AmerisourceBergen, the risks associated with the integration of complex businesses, the impact of regulatory restrictions and outcomes of legal and regulatory matters, and risks associated with changes in laws, including those related to the December 2017 U.S. tax law changes, regulations or interpretations thereof. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our Annual Report on Form 10-K for the fiscal year ended August 31, 2020, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.

We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: January 8, 2021	By:	/s/ Joseph B. Amsbary, Jr.
	Title:	Vice President and Corporate Secretary